AMENDMENT NO. [   ]
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of [            ], amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM Counselor Series Trust, a Delaware statutory trust, and Invesco Advisers, Inc., successor by merger to Invesco Aim Advisors, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to add the following series portfolios: Invesco Balanced Fund, Invesco California Tax-Free Income Fund, Invesco Dividend Growth Securities Fund, Invesco Equally-Weighted S&P 500 Fund, Invesco Fundamental Value Fund, Invesco Large Cap Relative Value Fund, Invesco New York Tax-Free Income Fund, Invesco S&P 500 Index Fund, Van Kampen American Franchise Fund, Van Kampen Core Equity Fund, Van Kampen Equity and Income Fund, Van Kampen Equity Premium Income Fund, Van Kampen Growth and Income Fund, Van Kampen Money Market Fund, Van Kampen Pennsylvania Tax Free Income Fund, Van Kampen Small Cap Growth Fund and Van Kampen Tax Free Money Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
AIM Core Plus Bond Fund	June 2, 2009
AIM Floating Rate Fund	April 14, 2006
AIM Multi-Sector Fund	November 25, 2003
AIM Select Real Estate Income Fund	March 12, 2007
AIM Structured Core Fund	March 31, 2006
AIM Structured Growth Fund	March 31, 2006
AIM Structured Value Fund	March 31, 2006
Invesco Balanced Fund	[ ]
Invesco California Tax-Free Income Fund	[ ]
Invesco Dividend Growth Securities Fund	[ ]
Invesco Equally-Weighted S&P 500 Fund	[ ]

Name of Fund	Effective Date of Advisory Agreement
Invesco Fundamental Value Fund	[ ]
Invesco Large Cap Relative Value Fund	[ ]
Invesco New York Tax-Free Income Fund	[ ]
Invesco S&P 500 Index Fund	[ ]
Van Kampen American Franchise Fund	[ ]
Van Kampen Core Equity Fund	[ ]
Van Kampen Equity and Income Fund	[ ]
Van Kampen Equity Premium Income Fund	[ ]
Van Kampen Growth and Income Fund	[ ]
Van Kampen Money Market Fund	[ ]
Van Kampen Pennsylvania Tax Free Income Fund	[ ]
Van Kampen Small Cap Growth Fund	[ ]
Van Kampen Tax Free Money Fund	[ ]
APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

AIM Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%
AIM Floating Rate Fund

Net Assets	Annual Rate
First $500 million	0.65%
Next $4.5 billion	0.60%
Next $5 billion	0.575%
Over $10 billion	0.55%
AIM Multi-Sector Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Amount over $10 billion	0.52%
AIM Select Real Estate Income Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Amount over $10 billion	0.68%

AIM Structured Core Fund
AIM Structured Growth Fund
AIM Structured Value Fund

Net Assets	Annual Rate
First $250 million	0.60%
Next $250 million	0.575%
Next $500 million	0.55%
Next $1.5 billion	0.525%
Next $2.5 billion	0.50%
Next $2.5 billion	0.475%
Next $2.5 billion	0.45%
Over $10 billion	0.425%
Invesco Balanced Fund

Net Assets	Annual Rate
First $500 million	0.52%
Over $500 million	0.495%
Invesco California Tax-Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Next $250 million	0.445%
Next $250 million	0.42%
Next $250 million	0.395%
Over $1.25 billion	0.37%
Invesco Dividend Growth Securities Fund

Net Assets	Annual Rate
First $250 million	0.545%
Next $750 million	0.42%
Next $1 billion	0.395%
Next $1 billion	0.37%
Next $1 billion	0.345%
Next $1 billion	0.32%
Next $1 billion	0.295%
Next $2 billion	0.27%
Next $2 billion	0.245%
Next $5 billion	0.22%
Over $15 billion	0.195%

Invesco Equally-Weighted S&P 500 Fund
Invesco S&P 500 Index Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%
Invesco Fundamental Value Fund

Net Assets	Annual Rate
First $500 million	0.67%
Over $500 million	0.62%
Invesco Large Cap Relative Value Fund
Van Kampen Equity and Income Fund
Van Kampen Growth and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%
Invesco New York Tax-Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Over $500 million	0.445%
Van Kampen American Franchise Fund
Van Kampen Equity Premium Income Fund

Net Assets	Annual Rate
First $500 million	0.70%
Next $500 million	0.65%
Over $1 billion	0.60%
Van Kampen Core Equity Fund

Net Assets	Annual Rate
First $1 billion	0.65%
Next $1.5 billion	0.60%
Over $2.5 billion	0.55%

Van Kampen Money Market Fund

Net Assets	Annual Rate
First $250 million	0. 45%
Next $500 million	0.375%
Next $500 million	0.325%
Next $250 million	0.30%
Next $250 million	0.275%
Next $500 million	0.25%
Next $500 million	0.225%
Next $12.25 billion	0.20%
Next $2.5 billion	0.199%
Next $7.5 billion	0.198%
Next $5 billion	0.197%
Over $30 billion	0.196%
Van Kampen Pennsylvania Tax Free Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.50%
Van Kampen Small Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%
Van Kampen Tax Free Money Fund

Net Assets	Annual Rate
First $500 million	0. 45%
Next $250 million	0.375%
Next $250 million	0.325%
Next $500 million	0.30%
Next $500 million	0.275%
Next $500 million	0.25%
Next $500 million	0.225%
Next $12 billion	0.20%
Over $15 billion	0.199%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM COUNSELOR SERIES TRUST

Attest:		By:
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:		By:
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)